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                                                                   EXHIBIT 10.21

                               AMENDMENT NO. 1 TO

                           CHANGE IN CONTROL AGREEMENT

         THIS AMENDMENT NO. 1 TO CHANGE IN CONTROL AGREEMENT (this "Amendment") is made and entered into as of December 9, 2003, by and between CTI Molecular Imaging, Inc., formerly CTI, Inc. (the "Company") and Ronald Nutt, Ph.D. ("Executive") and amends that certain Change in Control Agreement, dated as of May 15, 2002, by and between the Company and Executive (the "Agreement").

                                    PREAMBLE:

         WHEREAS, pursuant to Section 13(a) thereof, the Agreement may be amended or modified only by a written agreement executed by the parties thereto or their respective successors and legal representatives; and

         WHEREAS, the Board of Directors of the Company (the "Board") has determined that it is in the best interests of the Company and its stockholders to amend the Agreement in further pursuit of obtaining the assurance that the Company will have the continued dedication of Executive, notwithstanding the possibility, threat or occurrence of a Change of Control of the Company;

         NOW, THEREFORE, in consideration of the agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. Section 6(a)(i)B. of the Agreement is amended to read as follows:

                  "B. the amount equal to the product of (1) three and (2) the sum of (x) Executive's Annual Base Salary and (y) Executive's target annual bonus for the year in which the Date of Termination occurs; and"

         2. Section 6(a)(ii) of the Agreement is amended to read as follows:

                  "(ii) for three years after the Date of Termination, or such longer period as may be provided by the terms of the appropriate plan, program, practice or policy, the Company shall continue benefits to Executive and/or Executive's eligible dependents at least equal to those which would have been provided to them in accordance with the plans, programs, practices and policies described in Section 4(b)(iii) of this Agreement if Executive's employment had not been terminated or, if more favorable to Executive, as in effect generally at any time thereafter with respect to other peer executives of the Company and its affiliated companies and their families, provided, however, that if Executive becomes re-employed with another employer and is eligible to receive medical or other welfare benefits

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                  under another employer provided plan, the Company's
                  obligations under this Section 6(a)(ii) shall cease; and"

         3. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         4. Capitalized terms used but not defined in this Amendment shall have the meaning assigned to them in the Agreement.

         5. Regardless of any conflict of law or choice of law principles that might otherwise apply, the parties agree that this Amendment shall be governed by and construed in all respects in accordance with the laws of the State of Delaware.

         6. Except as specifically set forth in this Amendment, the Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the Company and Executive have caused this Amendment to be duly executed and delivered, as of the day and year first above written.

                                     EXECUTIVE:

                                     By:  /s/ Ronald Nutt
                                         ------------------------------------
                                         Ronald Nutt, Ph.D.

                                     THE COMPANY:

                                     CTI MOLECULAR IMAGING, INC.

                                     By:  /s/ David N. Gill
                                         ------------------------------------
                                         Name: David N. Gill
                                         Title: CFO